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office/word/2003/wordml013fSUB ITEM 77Q1(a)


An Amendment, dated November 14, 2008, to the Amended and Restated Declaration of Trust of MFS Series Trust VIII, dated December 16, 2004, is contained in Post-Effective Amendment No. 30 to the Registration Statement for MFS Series Trust VIII (File Nos. 33-37972 and 811-5262), as filed with the Securities and Exchange Commission via EDGAR on February 26, 2009, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.